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                               GARAN, INCORPORATED

                           1999 RESTRICTED STOCK PLAN

                                    SECTION I

                      Establishment, Purpose, and Duration

            1.1. Garan, Incorporated hereby establishes an incentive compensation plan known as the Garan, Incorporated 1999 Restricted Stock Plan to permit the grant of restricted stock to certain selected employees of Garan, Incorporated and its subsidiaries.

            1.2. The purpose of the Garan, Incorporated 1999 Restricted Stock Plan is to provide an increased incentive for the participating employees to contribute to the future success and prosperity of Garan, Incorporated, to link the personal interest of the participating employees with the Garan, Incorporated shareholders so that the value of the Garan, Incorporated Common Stock is enhanced for the benefit of its shareholders, and to increase the ability of Garan, Incorporated and its subsidiaries to retain individuals of exceptional skill.

            1.3. The Garan, Incorporated 1999 Restricted Stock Plan shall be effective on May 7, 1999, and remain effective until all shares of Common Stock subject to it shall have been granted and fully vested.

                                   SECTION II

                          Definitions and Construction

            2.1. The following terms used in this 1999 Restricted Stock Plan shall have the respective meanings set forth in this Section.

                  Board shall mean the Board of Directors of Garan.

                  Cause shall mean, with respect to a Grantee, the commission by the Grantee of one or more acts which constitute an indictable crime under Federal, state, or local law, each as may be determined in good faith by written resolution adopted by a majority of the members of the Board at a meeting duly called and held for that purpose after reasonable notice to the Grantee and opportunity for the Grantee and his or her counsel to be heard.

                  Change in Control shall mean: (a) Continuing Directors no longer constitute at least a majority of the Board; (b) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act), together with its affiliates, become the beneficial owner, directly or indirectly, of at least 40% of Garan's then outstanding Common Stock; (c) the approval by Garan's shareholders of the merger or consolidation of Garan with any other corporation, the sale of substantially all of the assets of Garan, or the liquidation or dissolution of Garan unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least a majority of directors of the surviving corporation of such merger or consolidation and any parent (as such terms is defined in Rule 12b-2 under the Exchange Act) of such corporation, and such
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surviving corporation (and such parent, if any) shall have at least five directors; or (d) at least a majority of the Continuing Directors in office immediately prior to any other action proposed to be taken by Garan's shareholders or by the Board determines that such proposed action, if taken, would constitute a change of control of Garan and such proposed action is thereafter taken.

                  Committee shall mean the Compensation Committee appointed by the Board.

                  Common Stock shall mean the Common Stock, no par value, of Garan.

                  Company shall mean Garan, Incorporated and its Subsidiaries.

                  Continuing Director shall mean any individual who is a member of the Board on May 7, 1999, or is designated after such date (before such person's initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

                  Disabled shall mean that a Grantee, in the reasonable opinion of the Committee, has been unable for a period of 90 consecutive days or for an aggregate of 120 days during any period of 360 consecutive days to substantially carry out the duties customarily performed by him or her for the Company because of psychological, emotional, or physical reasons.

                  Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                  Fair Market Value shall mean with respect to a share of Common Stock granted as a Stock Award, the reported closing price of the Common Stock on the trading day prior to the date on which the Stock Award was granted or, if there was no reported sale of Common Stock on that day, than the reported closing price on the next preceding trading day on which there was such a sale.

                  Garan shall mean Garan, Incorporated

                  Grantee shall mean an individual who has been granted a Stock Award.

                  Parent Corporation shall mean a parent corporation, as defined in Section 424(e) of the Code.

                  Plan shall mean this Garan, Incorporated 1999 Restricted Stock Plan.

                  Restricted Stock Award Agreement shall mean an agreement between Garan and each Grantee setting forth the terms and provisions applicable to his or her Stock Award.

                  Restriction Period shall mean the period beginning on the date of a Stock Award and ending on the earlier of (a) the day prior to the fifth anniversary of the date of the Stock Award, (b) the date of death of the Grantee if such death occurs while the Grantee is in the employ of the Company, (c) the date that the Grantee becomes Disabled if such event occurs while the Grantee is in the employ of the Company, or (d) the date of a Change in Control.

                  Stock Award shall mean shares of Common Stock awarded to a Grantee in accordance with Section 5.1.

                  Subsidiary shall mean a subsidiary corporation, as defined in
Section 424(f) of the Code.


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                  Termination of Employment shall mean the voluntary
termination, including retirement, by a Grantee of his or her employment or consulting relationship with the Company or a termination by the Company of a Grantee's employment without Cause but shall exclude a change from employee to consultant status.

                  Termination With Cause shall mean a termination by the Company of a Grantee's employment for Cause.

            2.2. When used in this Plan, unless the context clearly indicates to the contrary, (a) the singular shall include the plural and (b) if a defined term is intended, it shall be capitalized.

                                   SECTION III

                                 Administration

            3.1. Except as otherwise provided in the Plan, and subject to
Section 3.2, the Committee shall administer the Plan and shall have full power to grant Stock Awards in such amounts as the Committee may determine, to determine whether a Grantee shall forfeit any portion of his or her stock grant if the Grantee incurs a Termination of Employment during the Restriction Period, construe and interpret the Plan, establish and amend rules and regulations for administration of the Plan, and perform all other acts relating to the Plan including the delegation of administrative responsibilities which the Committee believes reasonable and proper.

            3.2. Subject to the provisions of the Plan and the right of the Board to give specific direction, the Committee shall establish the policies and criteria pursuant to which it shall grant Stock Awards and administer the Plan and, in its discretion, shall determine which employees of the Company shall be granted Stock Awards, the number of shares covered by any such Stock Awards, and the terms and conditions of the Stock Awards.

            3.3. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   SECTION IV

                           Shares Subject to the Plan

            4.1. The total number of shares of Common Stock available for awards of Stock Grants under the Plan shall be 160,000, subject to adjustment in accordance with Section VII. These shares may be either authorized and unissued or reacquired shares of Common Stock. If any portion of a Stock Award shall be forfeited, the forfeited shares covered by such Stock Award shall be available for future grants of Stock Awards.

                                    SECTION V

                                   Eligibility

            5.1. Stock Awards may be granted by the Committee to employees of the Company who contribute to the management, direction, and/or overall success of the Company.


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                                   SECTION VI

                              Terms of Stock Awards

            6.1. Each Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall contain the following terms and provisions and such other terms and provisions as the Committee or Board shall determine:

                  6.1.a. The number of shares of Common Stock granted.

                  6.1.b. The applicable Restriction Period.

                  6.1.c. During the Restriction Period (i) a Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) Garan shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Grantee will deliver to Garan a stock power, endorsed in blank, with respect to each Stock Award.

                  6.1.d. If a Grantee during the Restriction Period incurs a Termination With Cause, all shares granted under his or her Stock Award shall be forfeited.

                  6.1.e. The Stock Award shall have an initial value equal to Fair Market Value.

                  6.1.f. Unless the shares of Common Stock granted by the Stock Award are registered on the date of grant of the Stock Award under the Securities Act of 1933, as amended, if counsel to Garan advises that the same is required prior to delivery of the shares granted, the Grantee shall agree to hold such shares for investment only and not with a view to resale or distribution of such shares to the public, and such Grantee shall deliver to Garan a letter to that effect in a form specified by counsel to Garan together with any additional documents specified by counsel, and, in the event that issuance of shares of Common Stock pursuant to a Stock Award is subject to laws, rules, and/or regulations of a jurisdiction other than the United States of America, the Grantee simultaneously shall comply with requirements of counsel to Garan to satisfy the same.

            6.2. During the Restriction Period (as set forth in the applicable Restricted Stock Award Agreement), a Grantee will have all rights of a shareholder with respect to all shares of Common Stock granted to him or her as a Stock Award which have not been forfeited, including the right to receive dividends and vote the shares.

            6.3. The limitations set forth in Section 6.1.c shall not apply after the Restriction Period to shares granted as a Stock Award; shares of Common Stock granted as a Stock Award shall become freely transferable by the Grantee (subject to the provisions of Section 6.1.f) after the last day of the applicable Restriction Period and the certificates evidencing the shares granted shall be delivered to the Grantee.


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                                   SECTION VII

                                   Adjustments

            7.1. If (a) Garan shall at any time be involved in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, is applicable, (b) Garan shall declare a dividend payable in, or shall subdivide or combine, its Common Stock, or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Stock Awards, the Committee may take any such action as in its judgment shall be necessary to preserve the Grantee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Stock Awards, the number of shares available under Section IV shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Section VII shall be conclusive and binding upon each Grantee.

                                  SECTION VIII

                        Amendment and Termination of Plan

            8.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

            8.2. No amendment, suspension, or termination of this Plan, without a Grantee's consent, shall alter or impair any of the rights or obligations under any Stock Award theretofore granted under the Plan.

                                   SECTION IX

                        Government and Other Regulations

            9.1. The obligation of Garan to issue, or transfer and deliver, shares for Stock Awards granted under the Plan shall be subject to all applicable laws, regulations, rules, orders, and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which the Common Stock may be traded.

                                    SECTION X

                            Miscellaneous Provisions

            10.1. The right of the Company to terminate (whether by a Termination With Cause, a Termination Without Cause, or retirement) the Grantee's employment at any time at will or as otherwise provided by any agreement between the Company and the Grantee is specifically reserved.

            10.2. All expenses of administering the Plan shall be borne by Garan.

            10.3. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by Garan against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Award granted under the Plan, and against all


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amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Garan) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith, provided that upon the institution of any such action, suit, or proceeding, a Committee or Board member, in writing, shall give Garan notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.


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